Donald J. Bores (“Lender”)

1792 Cranberry Isles Way

Apopka, FL 32712

Promissory Note of May 30, 2013 –

Agreement to Extend the Due Date beyond the June 30, 2016 Extension to December 31, 2016

On this date of June 30, 2016, I, Donald J. Bores, Sr., the “Lender”, agrees to extend the due date of the $50,000 promissory note entered into on May 30, 2013, then extended to July 1, 2014, then to December 31, 2014 then to June 30, 2015 to December 31, 2015 then to June 30, 2016 and now to December 31, 2016 under the same terms and conditions as originally drafted.

Terms of Repayment: This Note, all principal and accrued interest is now due and payable on or before December 31, 2016. In the event it is paid prior to the due date, the principal and all accrued interest to the date will constitute payment in full.

Choice of Law: All terms and conditions of this Note shall be interpreted under the laws of the state on Minnesota.

Signed and acknowledged by

By:	/s Donald J. Bores Sr

Lender

1792 Cranberry Isles Way

Apopka, FL 32712

June 30, 2016